Exhibit 4.1

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of August 25, 2008, by and among (i) Canadian Superior Energy Inc., a corporation incorporated under the laws of Canada (the “Company”), (ii) each person listed on Exhibit A attached hereto (collectively, the “Initial Purchasers” and each individually, an “Initial Purchaser”), and (iii) each person or entity that subsequently becomes a party to this Agreement pursuant to, and in accordance with, the provisions of Section 12 hereof (collectively, the “Purchaser Permitted Transferees” and each individually an “Purchaser Permitted Transferee”).

BACKGROUND

A.           The Company has agreed to issue and sell to the Initial Purchasers, and the Initial Purchasers have agreed to purchase from the Company: (i) up to an aggregate of 8,750,000 shares (the “Shares”) of the Company’s common stock (the “Common Stock”); and (ii) certain warrants to purchase up to an aggregate of 4,375,000 shares of Common Stock (the “Warrants”), all upon the terms and conditions set forth in that certain Securities Purchase Agreement, dated of even date herewith, by and among the Company and the Initial Purchasers (the “Securities Purchase Agreement”). The shares of Common Stock underlying the Warrants shall be referred to herein as the “Warrant Shares,” and the Shares, the Warrants and the Warrant Shares shall be referred to herein as the “Securities.” Other capitalized terms used herein shall have the respective meanings ascribed thereto in the Securities Purchase Agreement, unless otherwise defined herein.

B.            The terms of the Securities Purchase Agreement provide that it shall be a condition precedent to the Closing of the transactions contemplated thereunder, for the Company and the Initial Purchasers to execute and deliver this Agreement.

AGREEMENT

In consideration of the premises and mutual covenants contained herein, the parties hereto hereby agree as follows:

1.           DEFINITIONS.  The following terms shall have the meanings provided therefor below or elsewhere in this Agreement as described below:

“Board” shall mean the board of directors of the Company.

“Purchasers” shall mean, collectively, the Initial Purchasers and the Purchaser Permitted Transferees; provided, however that the term “Purchasers” shall not include any of the Initial Purchasers or any of the Purchaser Permitted Transferees that ceases to own or hold any Securities.

“Majority Holders” shall mean, at the relevant time of reference thereto, those Purchasers holding more than 50% of the Registrable Shares held by all of the Purchasers.

“Qualifying Holder” shall have the meaning ascribed thereto in Section 12 hereof.

“Registrable Shares” shall mean: (i) the Shares; and (ii) the Warrant Shares; provided, however, such term shall not, after the Mandatory Registration Termination Date, include any of the Shares or Warrant Shares that become or have become eligible for resale without restrictions pursuant to Rule 144 or pursuant to Regulation S.

“Rule 144” shall mean Rule 144 promulgated under the Securities Act and any successor or substitute rule, law or provision.

2.         MANDATORY REGISTRATION.

(a)           Within 30 Business Days after the Closing Date (the “Filing Deadline”), subject to receipt of all necessary information from the Purchasers after prompt request from the Company to the Purchasers to provide such information, the Company will prepare and file with the SEC a registration statement on: (i) with the consent of the Majority Holders, and if the Company is eligible to use Form F-10, Form F-10; (ii) if the foregoing clause (i) does not apply, and if the Company is eligible to use Form F-3, Form F-3; or (iii) if the foregoing clauses (i) and (ii) do not apply, any other form of registration statement available to the Company, for the purpose of registering under the Securities Act all of the Registrable Shares for resale by, and for the account of, the Purchasers, as selling stockholders thereunder (the “Registration Statement”).  The Registration Statement shall permit the Purchasers to offer and sell, on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, any or all of the Registrable Shares.  The Company agrees to use its reasonable best efforts to cause the Registration Statement to become effective as soon as practicable following filing.

(b)           The Company shall be required to keep the Registration Statement effective until such date that is the earliest of: (i) the date as of which all of the Purchasers may sell all of the Registrable Securities covered thereby without restriction pursuant to Rule 144 (or the successor rule thereto) promulgated under the Securities Act; (ii) the date when all of the Registrable Shares registered thereunder shall have been sold; or (iii) the second anniversary of the date on which such Registration Statement became effective (the “Effectiveness Date” of such Registration Statement), subject to extension as set forth below (such date, the “Mandatory Registration Termination Date” for such Registration Statement).  Following a the Mandatory Registration Termination Date for any Registration Statement, the Company shall be entitled to withdraw such Registration Statement, and the Purchasers shall have no further right to offer or sell any of the Registrable Shares pursuant thereto (or any prospectus relating thereto).  In the event that the right of the Purchasers to use a Registration Statement (and the prospectus relating thereto) is delayed or suspended pursuant to Sections 5(c) or 11 hereof, the Company shall be required to extend the Mandatory Registration Termination Date for such Registration Statement beyond the second anniversary of the Effectiveness Date of such Registration Statement by the same number of days as such delay or Suspension Period (as defined in Section 11 hereof).

3.         PENALTIES/SUSPENSION OF THE REGISTRATION STATEMENTS

(a)           If the Registration Statement is not filed with the SEC on or prior to the Filing Deadline, then Company will make payments to each Purchaser, as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate amount invested by such Purchaser in the Closing for each 30-calendar day period (or pro rata portion thereof) following the Filing Deadline during which no Registration Statement is filed with respect to the Registrable Shares; provided, however, that in no event shall the aggregate liquidated damages payable by the Company under this Agreement to any Purchaser exceed 20% of the aggregate Purchase Price paid by such Purchaser for all Securities acquired by such Purchaser pursuant to the Securities Purchase Agreement.  Such payments shall be made to each Purchaser in cash. The amounts payable as liquidated damages pursuant to this paragraph shall be paid in lawful money of the United States within three Business Days of the last day of each such 30-calendar day period.

(b)           The Company shall use its reasonable best efforts to have the Registration Statement declared effective as soon as practicable following filing.  The Company shall notify the Purchasers as promptly as practicable, and in any event, within one Business Day, after the Registration

Statement is declared effective and shall simultaneously provide the Purchasers with copies of any related prospectus to be used in connection with the sale or other disposition of the securities covered thereby.  If (A) the Registration Statement is not declared effective by the SEC within 90 calendar days following the filing date thereof (or 150 calendar days if reviewed by the SEC) (for the purposes of this paragraph, the “Effectiveness Deadline” for such Registration Statement), or (B) after the Registration Statement has been declared effective by the SEC, sales cannot be made pursuant thereto for any reason (including without limitation by reason of a stop order, or the Company’s failure to update the Registration Statement), but excluding the inability of any Purchaser to sell the Registrable Shares covered thereby due to market conditions and except as excused pursuant to Section 11 below, and subject to receipt of all necessary information from the Purchasers after prompt request from the Company to the Purchasers to provide such information, then the Company will make pro rata payments to each Purchaser, as liquidated damages and not as a penalty, in an amount equal to 1% of the aggregate amount invested by such Purchaser in the Closing for each 30-calendar day period (or pro rata portion thereof) following the Effectiveness Deadline during which such Registration Statement has not been declared effective or cannot be used pursuant to the preceding clause (B) (for the purposes of this paragraph, the “Blackout Period” for such Registration Statement); provided, however that in no event shall the aggregate liquidated damages payable by the Company to any Purchaser exceed 20% of the aggregate Purchase Price paid by such Purchaser for all Securities acquired by such Purchaser pursuant to the Securities Purchase Agreement. The amounts payable as liquidated damages pursuant to this paragraph shall be paid in lawful money of the United States within three Business Days of the last day of each 30-calendar day period following the commencement of the Blackout Period until the termination of the Blackout Period.

(c)           No Purchaser shall be entitled to a payment pursuant to this Section 3 if effectiveness of a registration statement has been delayed or a prospectus has been unavailable as a result of (i) a failure by such Purchaser to promptly provide on request by the Company the information required under the Securities Purchase Agreement or this Agreement or requested by the SEC as a condition to effectiveness of the Registration Statement; (ii) the provision of inaccurate or incomplete information by such Purchaser; or (iii) a statement or determination of the SEC that any provision of the rights of the Purchaser under this Agreement is contrary to the provisions of the Securities Act.

4.         “PIGGYBACK” REGISTRATION RIGHTS.

(a)           If, at any time after the Mandatory Registration Termination Date for the Registration Statement, the Company proposes to register any of its Common Stock under the Securities Act, whether as a result of a primary or secondary offering of Common Stock or pursuant to registration rights granted to holders of other securities of the Company (but excluding in all cases any registrations to be effected on Forms F-4 or F-8 or other applicable successor Forms), the Company shall, each such time, give to the Purchasers holding Registrable Shares written notice of its intent to do so.  Upon the written request of any such Purchaser given within 20 Business Days after the giving of any such notice by the Company, the Company shall use its reasonable best efforts to cause to be included in such registration the Registrable Shares of such selling Purchaser, to the extent requested to be registered; provided, however that: (i) such selling Purchaser agrees to sell those of its Registrable Shares to be included in such registration in the same manner and on the same terms and conditions as the other shares of Common Stock which the Company proposes to register; and (ii) if the registration is to include shares of Common Stock to be sold for the account of the Company or any party exercising demand registration rights pursuant to any other agreement with the Company, the proposed managing underwriter does not advise the Company that in its opinion the inclusion of such selling Purchaser’s Registrable Shares (without any reduction in the number of shares to be sold for the account of the Company or such party exercising demand registration rights) is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered, in which case the rights of such selling Purchaser shall be as provided in Section 4(b) hereof.

(b)           If a registration pursuant to Section 4(a) hereof involves an underwritten offering and the managing underwriter shall advise the Company in writing that, in its opinion, the number of shares of Common Stock requested by the Purchasers to be included in such registration is likely to affect materially and adversely the success of the offering or the price that would be received for any shares of Common Stock offered in such offering, then, notwithstanding anything in Section 4(a) to the contrary, the Company shall be required to include in such registration only the number of shares of Common Stock which the Company is so advised can be sold in such offering: (i) first, the number of shares of Common Stock proposed to be included in such registration for the account of the Company and/or any stockholders of the Company (other than the Purchasers) that have exercised demand registration rights, in accordance with the priorities, if any, then existing among the Company and/or such stockholders of the Company with registration rights (other than the Purchasers); and (ii) second, the shares of Common Stock requested to be included in such registration by all other stockholders of the Company who have piggyback registration rights (including, without limitation, the Purchasers), pro rata among such other stockholders (including, without limitation, the Purchasers) on the basis of the number of shares of Common Stock that each of them requested to be included in such registration.

(c)           In connection with any offering involving an underwriting of shares, the Company shall not be required under Section 4 hereof or otherwise to include the Registrable Shares of any Purchaser therein unless such Purchaser accepts and agrees to the terms of the underwriting, which shall be reasonable and customary, as agreed upon between the Company and the underwriters selected by the Company.

5.         OBLIGATIONS OF THE PARTIES.  In connection with the Company's obligation under Section 2 and 4 hereof to file the Registration Statements with the SEC and to use its reasonable best efforts to cause the Registration Statements to become effective as soon as practicable, the Company shall, as expeditiously as reasonably possible:

(a)           Prepare and file with the SEC such amendments and supplements to the Registration Statements and the prospectuses used in connection therewith as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such Registration Statements;

(b)           Furnish to the selling Purchasers such number of copies of each prospectus, including each preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents (including, without limitation, prospectus amendments and supplements as are prepared by the Company in accordance with Section 5(a) above) as the selling Purchasers may reasonably request in order to facilitate the disposition of such selling Purchasers' Registrable Shares;

(c)           Notify the selling Purchasers, at any time when a prospectus relating to any Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in or relating to such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading; and, thereafter, the Company will promptly prepare (and, when completed, give notice to each selling Purchaser) a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Shares, such prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading; provided, however that upon such notification by the Company, the selling Purchasers will not offer or sell Registrable Shares until the Company has notified the selling Purchasers that it has prepared a supplement or amendment to such prospectus and delivered copies of such supplement or amendment to the selling Purchasers (it being understood and agreed by the Company that the foregoing proviso shall in no way diminish or otherwise impair the Company's obligation to promptly prepare a prospectus amendment or supplement as above provided in this Section 5(c) and deliver copies of same as above provided in Section 5(b) hereof); and

(d)           Use its reasonable best efforts to register and qualify the Registrable Shares covered by the Registration Statements under such other securities or Blue Sky laws of such states as shall be reasonably appropriate in the opinion of the Company and the managing underwriters, if any; provided, however that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions; and provided, further that (notwithstanding anything in this Agreement to the contrary with respect to the bearing of expenses) if any jurisdiction in which any of such Registrable Shares shall be qualified shall require that expenses incurred in connection with the qualification therein of any such Registrable Shares be borne by the selling Purchasers, then the selling Purchasers shall, to the extent required by such jurisdiction, pay their pro rata share of such qualification expenses.

(e)           Subject to the terms and conditions of this Agreement, including Section 3 hereof, the Company shall use its reasonable best efforts to: (i) prevent the issuance of any stop order or other suspension of effectiveness of any Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction in the United States; (ii)  if such an order or suspension is issued, obtain the withdrawal of such order or suspension at the earliest practicable moment and notify each holder of Registrable Securities of the issuance of such order and the resolution thereof or its receipt of notice of the initiation or threat of any proceeding such purpose.

(f)           The Company shall: (i) comply with all requirements of the Financial Industry Regulatory Authority, the Toronto Stock Exchange and the American Stock Exchange with regard to the issuance of the Shares and the listing thereof on such exchange; and (ii) engage a transfer agent and registrar to maintain the Company's stock ledger for all Shares covered by each Registration Statement not later than the effective date of such Registration Statement.

6.         FURNISH INFORMATION.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement that the selling Purchasers shall furnish to the Company such information regarding them and the securities held by them as the Company shall reasonably request and as shall be required in order to effect any registration by the Company pursuant to this Agreement.  Each Purchaser shall promptly notify the Company of any changes in the information furnished to the Company.

7.         EXPENSES OF REGISTRATION.  All expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement (excluding underwriting, brokerage and other selling commissions and discounts), including without limitation all registration and qualification and filing fees, printing, and fees and disbursements of counsel for the Company, shall be borne by the Company.

8.         DELAY OF REGISTRATION.  The Purchasers shall not take any action to restrain, enjoin or otherwise delay any registration as the result of any controversy which might arise with respect to the interpretation or implementation of this Agreement.

9.         INDEMNIFICATION.

(a)           To the extent permitted by law, the Company will indemnify and hold harmless each selling Purchaser, any investment banking firm acting as an underwriter for the selling Purchasers, any broker/dealer acting on behalf of any selling Purchasers and each officer and director of such selling Purchaser, such underwriter, such broker/dealer and each person, if any, who controls such selling

Purchaser, such underwriter or broker/dealer within the meaning of the Securities Act, against any losses, claims, damages or liabilities, joint or several, to which they may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to such Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; and will reimburse such selling Purchaser, such underwriter, broker/dealer or such officer, director or controlling person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section 9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, damage, liability or action to the extent that it arises out of or is based upon: (i) an untrue statement or alleged untrue statement or omission made in connection with any Registration Statement, any preliminary prospectus or final prospectus relating thereto or any amendments or supplements to such Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished expressly for use in connection with such Registration Statement or any such preliminary prospectus or final prospectus by such selling Purchaser, any underwriter for them or controlling person with respect to them; or (ii) any transaction effected by such selling Purchaser following receipt of a certificate referred to below in Section 11 relating to a Suspension Period (as defined in Section 11), which transaction is effected by such selling Purchaser in violation of Section 11.

(b)           To the extent permitted by law, each selling Purchaser will, severally and not jointly, indemnify and hold harmless the Company, each of its directors, each of its officers who have signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any investment banking firm acting as underwriter for the Company or the selling Purchasers, or any broker/dealer acting on behalf of the Company or any selling Purchasers, and all other selling Purchasers against any losses, claims, damages or liabilities to which the Company or any such director, officer, controlling person, underwriter, or broker/dealer or such other selling Purchaser may become subject to, under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any untrue or alleged untrue statement of any material fact contained in any Registration Statement or any preliminary prospectus or final prospectus, relating thereto or in any amendments or supplements to such Registration Statement or any such preliminary prospectus or final prospectus, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent and only to the extent that such untrue statement or alleged untrue statement or omission or alleged omission was made in such Registration Statement, in any preliminary prospectus or final prospectus relating thereto or in any amendments or supplements to such Registration Statement or any such preliminary prospectus or final prospectus, in reliance upon and in conformity with written information furnished by the selling Purchaser expressly for use in connection with such Registration Statement, or any preliminary prospectus or final prospectus; and such selling Purchaser will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter, broker/dealer or other selling Purchaser in connection with investigating or defending any such loss, claim, damage, liability or action, provided, however, that the liability of each selling Purchaser hereunder shall be limited to the proceeds (net of underwriting discounts and commissions, if any) received by such selling Purchaser from the sale of Registrable Shares covered by such Registration Statement; and provided, further that the indemnity agreement contained in this Section 9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of those selling Purchaser(s) against which the request for indemnity is being made (which consent shall not be unreasonably withheld).

(c)           Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof and the indemnifying party shall have the right to participate in and, to the extent the indemnifying party desires, jointly with any other indemnifying party similarly noticed, to assume at its expense the defense thereof with counsel mutually satisfactory to the indemnifying parties.  In the event that the indemnifying party assumes any such defense, the indemnified party may participate in such defense with its own counsel and at its own expense, provided, however, that the counsel for the indemnifying party shall act as lead counsel in all matters pertaining to such defense or settlement of such claim and the indemnifying party shall only pay for such indemnified party's expenses for the period prior to the date of its participation on such defense.  The failure to notify an indemnifying party promptly of the commencement of any such action, if prejudicial to his ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 9, but the omission so to notify the indemnifying party will not relieve him of any liability which he may have to any indemnified party otherwise other than under this Section 9.

(d)           Notwithstanding anything to the contrary herein, the indemnifying party shall not be entitled to settle any claim, suit or proceeding unless in connection with such settlement the indemnified party receives an unconditional release with respect to the subject matter of such claim, suit or proceeding and such settlement does not contain any admission of fault by the indemnified party.

10.       REPORTS UNDER THE EXCHANGE ACT.  With a view to making available to the Purchasers the benefits of Rule 144 and any other rule or regulation of the SEC that may at any time permit the Purchasers to sell the Securities to the public without registration, the Company agrees to use its reasonable best efforts: (i) to make and keep public information available as those terms are understood in Rule 144; (ii) to file with the SEC in a timely manner all reports and other documents required to be filed by an issuer of securities registered under the Securities Act or the Exchange Act; (iii) as long as any Purchaser owns any Securities, to furnish in writing upon such Purchaser's request a written statement by the Company that it has complied with the reporting requirements of Rule 144 and of the Securities Act and the Exchange Act, and to furnish to such Purchaser a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed by the Company as may be reasonably requested in availing such Purchaser of any rule or regulation of the SEC permitting the selling of any such Securities without registration; and (iv) undertake any additional actions reasonably necessary to maintain the availability of any Registration Statement or the use of Rule 144.

11.       DEFERRAL. Notwithstanding anything in this Agreement to the contrary, if the Company shall furnish to the selling Purchasers a certificate signed by the President or Chief Executive Officer of the Company stating that the Board has made the good faith determination that either: (A) any event or circumstance has occurred or will occur, which upon the advice of counsel, necessitates the making of any changes in any Registration Statement or related prospectus, or any document incorporated or deemed to be incorporated therein by reference, so that in the case of such Registration Statement, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the prospectus, it will not contain any untrue statement of a material fact or any omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; or (B) (i) continued use by the selling

Purchasers of a Registration Statement for purposes of effecting offers or sales of Registrable Shares pursuant thereto would require, under the Securities Act, premature disclosure in such Registration Statement (or the prospectus relating thereto) of material, nonpublic information concerning the Company, its business or prospects or any proposed material transaction involving the Company; (ii) such premature disclosure would be materially adverse to the Company, its business or prospects or any such proposed material transaction or would make the successful consummation by the Company of any such material transaction significantly less likely; and (iii) it is therefore essential to suspend the use by the Purchasers of such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto, then the right of the Purchasers to use such Registration Statement (and the prospectus relating thereto) for purposes of effecting offers or sales of Registrable Shares pursuant thereto shall be suspended for a period (the “Suspension Period”) of not more than 30 calendar days after delivery by the Company of the certificate referred to above in this Section 11; provided, however that the Company shall be entitled to no more than two such Suspension Periods during any 12-month period. During the Suspension Period, none of the Purchasers shall offer or sell, or attempt to offer or sell, any Registrable Shares pursuant to or in reliance upon the Registration Statement (or the prospectus relating thereto).  The Company shall use reasonable best efforts to terminate any Suspension Period as promptly as practicable.

12.       TRANSFER OF REGISTRATION RIGHTS.  None of the rights of any Purchaser under this Agreement shall be transferred or assigned to any person unless: (i) such person is a Qualifying Holder (as defined below); and (ii) such person agrees to become a party to, and bound by, all of the terms and conditions of, this Agreement by duly executing and delivering to the Company an Instrument of Adherence in the form attached as Exhibit B hereto.  For purposes of this Section 12, the term “Qualifying Holder” shall mean, with respect to any Purchaser: (i) any partner or member thereof; (ii) any corporation, partnership or limited liability company controlling, controlled by, or under common control with, such Purchaser or any partner or member thereof; or (iii) any other direct transferee from such Purchaser of at least 50% of those Registrable Shares held by such Purchaser.  None of the rights of any Purchaser under this Agreement shall be transferred or assigned to any person (including, without limitation, a Qualifying Holder) that acquires Registrable Shares in the event that and to the extent that such person is eligible to resell such Registrable Shares without restrictions pursuant to Rule 144 of the Securities Act or may otherwise resell such Registrable Shares without restrictions pursuant to an exemption from the registration provisions of the Securities Act.  After any transfer in accordance with this Section 12, the rights and obligations of a Purchaser as to any transferred Registrable Shares shall be the rights and obligations of the Purchaser Permitted Transferee holding such Registrable Shares.

13.       ENTIRE AGREEMENT.  This Agreement constitutes and contains the entire agreement and understanding of the parties with respect to the subject matter hereof, and it also supersedes any and all prior negotiations, correspondence, agreements or understandings with respect to the subject matter hereof.

14.       MISCELLANEOUS.

(a)           This Agreement may not be amended, modified or terminated, and no rights or provisions may be waived, except with the written consent of the Majority Holders and the Company.

(b)           THIS AGREEMENT (INCLUDING ANY CLAIM OR CONTROVERSY ARISING OUT OF OR RELATING TO THIS AGREEMENT) SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO CONFLICT OF LAWS PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK.

(c)           This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, personal representatives, successors or assigns (including any Purchaser Permitted Transferee); provided, however that the terms and conditions of Section 12 hereof are satisfied. Notwithstanding anything in this Agreement to the contrary, if at any time any Purchaser shall cease to own any Purchased Shares, all of such Purchaser's rights under this Agreement shall immediately terminate.

(d)           Wherever in this Agreement there is a reference to a specific number of shares of the Company’s Common Stock, then, upon the occurrence of any subdivision, combination or stock dividend of such class of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the affect on the outstanding shares of such class by such subdivision, combination or stock dividend.

(e)           Any notices, reports or other correspondence (hereinafter collectively referred to as “correspondence”) required or permitted to be given hereunder shall be sent by courier (overnight or same day) or telecopy or delivered by hand to the party to whom such correspondence is required or permitted to be given hereunder.  The date of giving any notice shall be the date of its actual receipt.

(i)       All correspondence to the Company shall be addressed as follows:

Canadian Superior Energy Inc.
3200, 500 – 4th Avenue SW
Calgary, AB T2P 2V6
ATTN: Chief Executive Officer

     with a copy (not constituting notice) addressed to:

Borden Ladner Gervais LLP
1000 Canterra Tower
400 Third Avenue S.W.
Calgary, AB T2P 4H2
ATTN: John J. Poetker, Esq.

(ii)      All correspondence to any Purchaser shall be sent to such Purchaser at the address set forth in Exhibit A, with a copy (not constituting notice) addressed to:

Howard Rice Nemerovski Canady Falk & Rabkin
A Professional Corporation
Three Embarcadero Center
Seventh Floor
San Francisco, CA 94111
ATTN: Mark D. Whatley, Esq.

(f)           Any person may change the address to which correspondence to it is to be addressed by notification as provided for herein.

(g)           The parties acknowledge and agree that in the event of any breach of this Agreement, remedies at law may be inadequate, and each of the parties hereto shall be entitled to seek specific performance of the obligations of the other parties hereto and such appropriate injunctive relief as may be granted by a court of competent jurisdiction.

(h)           This Agreement may be executed in a number of counterparts, any of which together shall for all purposes constitute one Agreement, binding on all the parties hereto notwithstanding that all such parties have not signed the same counterpart. A facsimile, telecopy or electronic reproduction of this Agreement may be executed by one or more parties hereto and delivered by such party by facsimile or by electronic transmission pursuant to which the signature of such party can be seen. Such execution and delivery shall be considered valid, binding and effective for all purposes.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

CANADIAN SUPERIOR ENERGY INC.

By:
Name:	Craig McKenzie
Title:	Chief Executive Officer

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

STEELHEAD NAVIGATOR MASTER, L.P.

By:	STEELHEAD OFFSHORE PARTNERS, LLC, its General Partner
	By:	Steelhead Partners, LLC, its sole Member

	By	Carol Lokey, Chief Financial Officer

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

Buyer: Micro Cap Partners, L.P.
By:	Palo Alto Investors, LLC, its general partner

By:
Name:	Mark Shamia
Title:	Chief Operating Officer

Buyer: UBTI Free, L.P.
By:	Palo Alto Investors, LLC, its general partner

By:
Name:	Mark Shamia
Title:	Chief Operating Officer

Buyer: Palo Alto Small Cap Master Fund, L.P.
By:	Palo Alto Investors, LLC, its general partner

By:
Name:	Mark Shamia
Title:	Chief Operating Officer

Buyer: Palo Alto Global Energy Master Fund, L.P.
By:	Palo Alto Investors, LLC, its general partner

By:
Name:	Mark Shamia
Title:	Chief Operating Officer

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement as of the date and year first above written.

TALKOT CAPITAL LLC

By:
Name:
Title:

[SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT]

Exhibit A

SCHEDULE OF PURCHASERS

Purchaser Name and Address
Steelhead Navigator Master, L.P. 1301 – 1st Avenue, Suite 201 Seattle, WA 98101
Palo Alto Small Cap Master Fund, L.P. 470 University Avenue Palo Alto, CA 94301
Palo Alto Global Energy Master Fund, L.P. 470 University Avenue Palo Alto, CA 94301
Micro Cap Partners, L.P. 470 University Avenue Palo Alto, CA 94301
UBTI Free, L.P. 470 University Avenue Palo Alto, CA 94301
Talkot Capital LLC 2400 Bridgeway, Suite 300 Sausalito, CA 94965-2851

A-1

EXHIBIT B

INSTRUMENT OF ADHERENCE

Reference is hereby made to that certain Registration Rights Agreement, dated as of August 25, 2008, among Canadian Superior Energy Inc., a corporation incorporated under the laws of Canada (the “Company”), the Initial Purchasers and the Purchaser Permitted Transferees, as amended and in effect from time to time (the “Registration Rights Agreement”). Capitalized terms used herein without definition shall have the respective meanings ascribed thereto in the Registration Rights Agreement.

The undersigned, in order to become the owner or holder of [___________] shares of the Common Stock of the Company, hereby agrees that, from and after the date hereof, the undersigned has become a party to the Registration Rights Agreement in the capacity of a Purchaser Permitted Transferee, and is entitled to all of the benefits under, and is subject to all of the obligations, restrictions and limitations set forth in, the Registration Rights Agreement that are applicable to Purchaser Permitted Transferees.  This Instrument of Adherence shall take effect and shall become a part of the Registration Rights Agreement immediately upon execution.

Executed as of the date set forth below.

By:

Name:

Title:

Accepted:

CANADIAN SUPERIOR ENERGY INC.

By:

Name:

Title:

 B-1